                                                                    Exhibit 99.1

Signature of Reporting Persons:

This statement on Form 4 is filed by NGN BIOMED OPPORTUNITY I, L.P. and NGN
BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS. The principal business address of
NGN BIOMED OPPORTUNITY I, L.P. is 369 LEXINGTON AVENUE, 17TH FLOOR, NEW YORK,
NEW YORK 10017, and the principal business address of NGN BIOMED OPPORTUNITY I
GMBH & CO BETEILIGUNGS KG is BERGHEIMER STRASSE 89A, HEIDELBERG, GERMANY. The
reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

NGN BIOMED OPPORTUNITY I, L.P.

By:    NGN BIOMED I GP, L.P., its general partner

       By:     NGN CAPITAL, LLC, its general partner

               By:    /s/ John R. Costantino
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               Name:  John R. Costantino
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               Title: Manager
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NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG

By:    NGN CAPITAL, LLC, its managing limited partner

       By:     /s/ John R. Costantino
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       Name:   John R. Costantino
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       Title:  Manager
               --------------------------------------